SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2009

BTHC VIII, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-52232	20-5463509
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

28 Cottonwood Lane, Hilton Head, SC 29926

(Address of Principal Executive Offices)

(703)798-6296
(Issuer Telephone number)

174 FM 1830, Argyle, TX 76226

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 12, 2009, we entered into a share exchange agreement, (the “Share Exchange Agreement”), with Sino- America Ventures, Inc., a Delaware corporation (“SAV”), and all of the shareholders of SAV. Pursuant to the Share Exchange Agreement, on February 12, 2009 the shareholders of SAV transferred all of the shares of the capital stock of SAV held by them, constituting all of the issued and outstanding stock of SAV, in exchange for 2,815,000 newly issued shares of our common stock that, in the aggregate, constituted 90% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of such exchange. As a result of this transaction, 3,127,730 shares of our common stock are currently issued and outstanding.

     The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the document filed as Exhibit 2.1 to this report, which is incorporated by reference herein.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 12, 2009, we completed an acquisition of SAV pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. SAV is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Our current business plan is to seek and identify a privately-held operating company located in Asia desiring to become a publicly held company by combining with us through a reverse merger or acquisition type transaction.

We have no capital and must depend on Mr. Pascale to provide us with the necessary funds to implement our business plan. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. However, at the present time, we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition or merger.

Gerard Pascale will be primarily responsible for investigating business combination opportunities. Mr. Pascale has previously conducted business in Asia, and we believe his experience and contacts in the region will facilitate the Company’s efforts to implement its business strategy. We have no plan, understanding, agreements, or commitments with any individual for such person to act as a finder of opportunities for us.

          No direct discussions regarding the possibility of a business combination are presently underway. We do not propose to restrict our search for a candidate to any industry, and therefore, we are unable to predict the nature of our future business operations. Our management’s discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

Investigation and Selection of Business Opportunities

Certain types of business acquisition transactions may be completed without requiring us to first submit the transaction to our stockholders for their approval. If the proposed transaction is structured in such a fashion our stockholders will not be provided with financial or other information relating to the candidate prior to the completion of the transaction.

If a proposed business combination or business acquisition transaction is structured that requires our stockholder approval, and we are a reporting company, we will be required to provide our stockholders with information as applicable under Regulations 14A and 14C under the Exchange Act.

The analysis of business opportunities will be undertaken by or under the supervision of Mr. Pascale. In analyzing potential merger candidates, we will consider, among other things, the following factors:

*	Potential for future earnings and appreciation of value of securities;
*	Perception of how any particular business opportunity will be received by the investment community and by our stockholders;
*	Eligibility of a candidate, following the business combination, to qualify its securities for listing on a national exchange or on a national automated securities quotation system, such as NASDAQ;
*	Historical results of operation;
*	Liquidity and availability of capital resources;
*	Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;
*	Strength and diversity of existing management or management prospects that are scheduled for recruitment;
*	Amount of debt and contingent liabilities; and
*	The products and/or services and marketing concepts of the target company.

Except for its location in Asia, there is no single factor that will be controlling in the selection of a business opportunity. We will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Because of our limited capital available for investigation and our dependence on Mr. Pascale, we may not discover or adequately evaluate adverse facts about the business opportunity to be acquired.

We are unable to predict when we may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months.

Prior to making a decision to participate in a business transaction, we will generally request that we be provided with written materials regarding the business opportunity containing as much relevant information as possible, including, but not limited to, a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during the relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if audited financial statements are not available, unaudited financial statements, together with reasonable assurance that audited financial statements would be able to be produced to comply with the requirements of a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or Commission, upon consummation of the business combination.

Employees

      We have no employees. Our president and sole director, Mr. Pascale, will be responsible for managing our administrative affairs, including our reporting obligations pursuant to the requirements of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 12, 2009 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount & Nature of Beneficial Ownership	Percent of Class

Gerard Pascale 28 Cottonwood Lane Hilton Head, SC 29926	Chairman, President, Chief Financial Officer and Secretary	Common Stock $0.001 par value	2,815,000	90.0%

Halter Financial Investments, L.P. [1] 174 FM 1830 Argyle, TX, 76226		Common Stock $0.001 par value	218,750	7.0%

1 Halter Financial Investments, L.P., is a Texas limited partnership (“HFI”); TPH Capital, L.P. is a limited partner of HFI, and Timothy P. Halter is the sole member of TPH Capital GP, LLC, which is the sole general partner of TPH, L.P.; Bellfield Capital Partners, L.P. is a limited partner of HFI, and David Brigante is the sole member of Bellfield Capital Management, LLC, which is the sole general partner of Bellfield Capital Partners, L.P.; Colhurst Capital, L.P. is a limited partner of HFI, and George Diamond is the sole member of Colhurst Capital GP, LLC, which is the sole general partner of Colhurst Capital, L.P.; Rivergreen Capital, LLC is a limited partner of HFI, and Marat Rosenberg is the sole member.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position

Gerard Pascale	40	Chairman, President, Chief Financial Officer and and Secretary

Mr. Pascale has been our sole officer and director since February 12, 2009.

GERARD PASCALE.  Mr. Pascale became our Chairman, President, Chief Financial Officer and Secretary on February 12, 2009 and is responsible for our overall operations.

           Mr. Pascal is also the President and Founder of SC Financial, LLC, which specializes in advising both US and international clients on valuation, financial modeling and the responsibilities of publicly traded US companies. For the previous three years Mr. Pascale was responsible for managing the affairs of clients of Heritage Management Consultants. In this role he specialized in providing finance and SEC support throughout the entire process of listing in the US. This role included developing business plans, reviewing financial statement preparation, preparing financial projections and budgets and preparing and making presentations to US investors. Mr. Pascale has an MBA from the University of Chicago. Mr. Pascale has been a Certified Public Accountant since 1993.

There are no other agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of any other person.

Directors are elected until their successors are duly elected and qualified.

Board Composition and Committees

Our board of directors is currently composed of one member, Mr. Pascale. All actions of the board of directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently do not have standing audit, nominating or compensation committees. Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees.

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with SAV, the former stockholders of SAV own 90% of the total outstanding shares of our capital stock and 90% total voting power of all our outstanding voting securities.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the reverse acquisition on February 12, 2009, Timothy P. Halter, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices of that he held effective immediately and from his position as our director. The resignation of Mr. Halter is not in connection with any known disagreement with us on any matter.

Gerard Pascale was appointed to our board of directors and as our sole officer effective as of the closing of the reverse acquisition on February 12, 2009.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith are the following exhibits:

Exhibit No.	Description
2.1	Share Exchange Agreement, dated February 12, 2009, among the Company, SAV and its shareholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTHC VIII, INC.

By:	/s/Gerard Pascale
Gerard Pascale
President

Dated: February 12, 2009